UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2025

Brand Engagement Network Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40130	98-1574798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Delaware Ave Suite 210
Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (307) 757-3650

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On December 1, 2025, Brand Engagement Network Inc. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a one-for-ten (1-for-10) reverse stock split (the “Reverse Stock Split”) of its common stock, par value $0.0001 (the “Common Stock”), effective on December 12, 2025 at 12:01 am Eastern Time (the “Effective Time”).

As a result of the Reverse Stock Split, at the Effective Time, every ten (10) shares of Common Stock issued and outstanding will be automatically combined and converted into one (1) issued and outstanding share of Common Stock. The Reverse Stock Split will not change the authorized number of shares or the par value of the Common Stock, nor modify any voting rights of the Common Stock.

The Reverse Stock Split is intended to enable the Company to regain compliance with the Nasdaq $1.00 minimum bid price requirement, the compliance period for which has been extended through December 29, 2025. There can be no assurance that the trading price of the Common Stock will remain at or above $1.00 per share following the Reverse Stock Split.

The Company’s Common Stock will continue trading on The Nasdaq Capital Market (“Nasdaq”) under its existing symbol “BNAI” and will begin trading on a split-adjusted basis when the market opens on December 12, 2025. At the Effective Time, the new CUSIP number for the Common Stock will be 104932 207. The Company’s public warrants will continue trading on Nasdaq under the existing symbol “BNAIW.”

No fractional shares will be issued in connection with the Reverse Stock Split. In lieu of any interest in a fractional share to which a stockholder would otherwise be entitled as a result of the Reverse Stock Split, such holder shall be entitled to receive cash in an amount equal to such fraction multiplied by the closing price of the Common Stock on The Nasdaq Capital Market on the trading day immediately preceding the Effective Time. Cash payments for fractional shares will be mailed by the exchange agent promptly after the Effective Time and may be subject to U.S. federal income tax.

Also, at the Effective Time, based on the 1-for-10 split ratio, the number of shares of Common Stock issuable under our outstanding equity awards will decrease proportionately, with any fractional shares rounded down to the nearest whole share, with a corresponding adjustment made to the exercise prices of outstanding option awards, rounded up to the nearest whole cent. In addition, the number of shares of Common Stock available for issuance under our equity incentive plans will be proportionately adjusted based on the 1-for-10 split ratio, such that fewer shares will be available for issuance under our equity incentive plans.

Further, at the Effective Time, all outstanding warrants will be adjusted in accordance with their terms, which will result in the number of shares issuable upon exercise of a warrant holder’s aggregate number of warrants, after adjustment, being rounded down to the nearest whole share and proportionate adjustments will be made to the exercise price.

Our transfer agent, Continental Stock Transfer & Trust Company, is acting as the exchange agent for the Reverse Stock Split. Registered stockholders holding pre-split shares of the Company’s Common Stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker’s particular processes, and will not be required to take any action in connection with the Reverse Stock Split.

The foregoing description is qualified in its entirety by the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brand Engagement Network Inc.

Date:	December 1, 2025	By:	/s/ Tyler Luck
Tyler Luck
Acting Chief Executive Officer
(Principal Executive Officer)